AMENDMENT NO. 8 TO CREDIT AGREEMENT

     This AMENDMENT NO. 8 TO CREDIT AGREEMENT (this “Amendment”) is entered into as of April 18, 2007 by and among PLAYTEX PRODUCTS, INC., a Delaware corporation (“Borrower”), the other Credit Parties signatory hereto, GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (in its individual capacity, “GE Capital”), for itself as a Lender and as Agent, and the Lenders signatory hereto. Unless otherwise specified herein, capitalized terms used in this Amendment shall have the meanings ascribed to them in Annex A to the Credit Agreement (as hereinafter defined), as amended hereby.

R E C I T A L S:

     WHEREAS, Borrower, the other Credit Parties, the Agent and the Lenders entered into that certain Credit Agreement, dated as of February 19, 2004 (as amended, supplemented, restated or otherwise modified prior to the date hereof, the “Credit Agreement”);

     WHEREAS, contemporaneously with the execution and delivery of this Amendment, Borrower and Ronald J. Rice, an individual resident in Florida (the “HT Seller”), are entering into a stock purchase agreement (as in effect on the date hereof, the “HT Acquisition Agreement”) for the acquisition by Borrower from the HT Seller of all issued and outstanding shares of capital stock of Tiki Hut Holding Company, Inc., a Florida corporation, for an aggregate cash consideration of $83,000,000, subject to the adjustment pursuant to and in accordance with Section 2.3 thereof (such acquisition is hereinafter referred to as the “HT Acquisition”);

     WHEREAS, the parties to the Credit Agreement have agreed to amend the Credit Agreement as set forth herein; and

     NOW, THEREFORE, in consideration of the premises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. AMENDMENTS.

     (a)     Section 1.2(a) of the Credit Agreement is amended and restated to read in its entirety as follows:

“(a) Borrower shall pay interest to Agent, for the ratable benefit of Lenders, in accordance with the various Loans being made by each Lender, in arrears on each applicable Interest Payment Date, at the following rates: (i) with respect to the Revolving Credit Advances which are designated as Index Rate Loans, the Index Rate plus the Applicable Revolver Index Margin per annum or, with respect to Revolving Credit Advances which are designated as LIBOR Loans, the applicable LIBOR Rate plus the Applicable Revolver LIBOR Margin per annum; and (ii) with respect to the Swing Line Loan, the Index Rate plus the Applicable Revolver Index Margin per annum.

     Following the Amendment No. 8 Effective Time, the Applicable Margins are as follows:

Applicable Revolver Index Margin	0.50%

Applicable Revolver LIBOR Margin	1.75%

     As of the Amendment No. 8 Effective Time, the Applicable Margins shall be adjusted (up or down) prospectively on a quarterly basis as determined by Borrower’s and its Subsidiaries’ consolidated financial performance, commencing with the first day of the first calendar month that occurs more than one (1) day after delivery of Borrower’s quarterly Financial Statements to Lenders for the Fiscal Quarter ending March 31, 2007. Adjustments in Applicable Margins shall be determined by reference to the following grids:

If Interest Coverage Ratio is:	Level of
Applicable Margins:
< 2.00	Level I
< 3.00, but > 2.00	Level II
> 3.00	Level III

	Applicable Margins
	Level I	Level II	Level III
Applicable Revolver	[0.75%]	[0.50%]	[0.25%]
Index Margin
Applicable Revolver	2.00%	1.75%	1.50%
LIBOR Margin

     All adjustments in the Applicable Margins after March 31, 2007 shall be implemented quarterly on a prospective basis, for each calendar month commencing (A) at least one (1) day after the date of delivery to Lenders of the Financial Statements of Borrower and its Subsidiaries pursuant to Sections 4.2(a) and 4.2(b), as applicable, evidencing the need for an adjustment or (B) at least one (1) day after the date of delivery to Lenders of an Interim Annual Pricing Certificate if, at the option of the Borrower, such Interim Annual Pricing Certificate is delivered in accordance with Section 4.2(k)(ii), provided, however, that if, after a delivery of an Interim Annual Pricing Certificate, the audited Financial Statements of Borrower and its Subsidiaries delivered pursuant to Section 4.2(b) with respect to the Fiscal Year covered by such Interim Annual Pricing Certificate demonstrate a need for an increase in the Applicable Margin as compared to the Applicable Margin implemented based on the Interim Annual Pricing Certificate, Borrower shall pay on demand to the Agent, and, in any event, the Agent shall be permitted to charge to the Revolving Loan, for the ratable benefit of the Lenders, the amount of interest that would have accrued on the Loans at those increased Applicable Margins from the date of the implementation of the Applicable Margins based on the Interim Annual Pricing Certificate less the amount of interest paid by the Borrower for such period; and provided, further, however, that failure to timely deliver the audited Financial Statements of Borrower and its Subsidiaries pursuant to Section 4.2(b) with respect to the Fiscal Year covered by such Interim Annual Pricing Certificate shall, in addition to any other remedy provided for in this Agreement, result in an increase in the Applicable Margins to the highest level set forth in the foregoing grid, commencing retroactively from the date of the implementation of the Applicable Margins based on the applicable Interim Annual Pricing Certificate until the first day of the first calendar month following the delivery of those Financial Statements demonstrating that such an increase is not required.

     Concurrently with the delivery of each Financial Statements pursuant to Sections 4.2(a) and 4.2(b), as applicable, Borrower shall deliver to Agent and Lenders the Pricing Certificate, setting forth in reasonable detail the basis for the continuance of, or any change in, the Applicable Margins.

     If any Default or an Event of Default has occurred and is continuing at the time any reduction in the Applicable Margins is to be implemented, that reduction shall be deferred until the first day of the first calendar month following the date on which all Defaults or Events of Default are waived or cured.”

     (b)     Section 1.3(a) of the Credit Agreement is amended and restated to read in its entirety as follows:

“Fee Letter. Borrower shall pay to GE Capital, individually [, the Fees specified in that certain amended and restated fee letter dated as of April 18, 2007 between Borrower and GE Capital (the “GE Capital Fee Letter”), at the times specified therein.”

     (c)     Section 3.6 of the Credit Agreement is hereby amended solely to the extent necessary to permit the Borrower to consummate the HT Acquisition in accordance with the terms set forth in the HT Acquisition Agreement.

     (d)     Section 5.3 of the Credit Agreement is hereby amended by adding at the end thereof the following sentence:

“The consummation of the HT Acquisition does not and will not violate or conflict with any laws, rules, regulations or orders of any Governmental Authority or violate, conflict with, result in a breach of, or constitute a default (with due notice or lapse of time or both) under any Contractual Obligation or organizational documents of any Credit Party or any of its Subsidiaries except if such violations, conflicts, breaches or defaults could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.”

     (e)     Section 5.4(a) of the Credit Agreement is amended by adding at the end thereof the following sentence:

“As of the Amendment No. 8 Effective Time, the jurisdiction of organization and all jurisdictions in which each New Credit Party is qualified to do business are set forth on Supplemental Schedule 5.4(a).”

     (f)     Section 5.4(b) of the Credit Agreement is amended by adding at the end thereof the following paragraph:

As of the Amendment No. 8 Effective Time: (i) the authorized Stock of each of the New Credit Parties and each of their Subsidiaries is as set forth on Supplemental Schedule 5.4(b); (ii) all issued and outstanding Stock of each of the New Credit Parties and each of their Subsidiaries is duly authorized and validly issued, fully paid, nonassessable, free and clear of all Liens other than those in favor of Agent for the benefit of Agent and Lenders, and other than Permitted Encumbrances described in clause (a) and clause (l) of the definition of the term “Permitted Encumbrances”, and such Stock was issued in compliance with all applicable state, federal and foreign laws concerning the issuance of securities; (iii) the identity of the holders of the Stock of each of the New Credit Parties and each of their Subsidiaries and the percentage of their fully-diluted ownership of the Stock of each of the New Credit Parties and each of their Subsidiaries is set forth on Supplemental Schedule 5.4(b); and (iv) no Stock of any New Credit Party or any of their Subsidiaries, other than those described above, are issued and outstanding. Except as provided in Supplemental Schedule 5.4(b), as of the Amendment No. 8 Effective Time, there are no preemptive or other outstanding rights, options, warrants, conversion rights or similar agreements or understandings for the purchase or acquisition from any New Credit Party or any of their Subsidiaries of any Stock of any such entity.”

     (g)     Section 5.6 of the Credit Agreement is amended by adding at the end thereof the following sentence:

“Each of the New Credit Parties and its Subsidiaries owns, is licensed to use or otherwise has the right to use, all Intellectual Property used in or necessary for the conduct of its business as currently conducted that is material to the condition (financial or other), business or operations of such New Credit Party and its Subsidiaries and all Copyrights, Patents and Trademarks existing in the United States, as of the Amendment No. 8 Effective Time, are identified on Supplemental Schedule 5.6 and fully protected and/or duly and properly registered, filed or issued in the appropriate office and jurisdictions for such registrations, filings or issuances. As of the Amendment No. 8 Effective Time, except as disclosed in Supplemental Schedule 5.6, the use of such Intellectual Property by the New Credit Parties and their Subsidiaries and the conduct of their businesses does not and has not been alleged by any Person to infringe on the rights of any Person.”

     (h)     Section 5.7 of the Credit Agreement is amended by adding at the end thereof the following sentence:

“As of the Amendment No. 8 Effective Time, no New Credit Party or any of their Subsidiaries is the subject of any review or audit by the IRS or any governmental investigation concerning the violation or possible violation of any law.”

     (i)     Section 5.8 of the Credit Agreement is amended by adding at the end thereof the following paragraph:

“As of the Amendment No. 8 Effective Time, (a) no New Credit Party or Subsidiary of a New Credit Party nor any of their respective employees is subject to any collective bargaining agreement, (b) no petition for certification or union election is pending with respect to the employees of any New Credit Party or any of their Subsidiaries and no union or collective bargaining unit has sought such certification or recognition with respect to the employees of any New Credit Party or any of their Subsidiaries, (c) there are no strikes, slowdowns, work stoppages or controversies pending or, to the best knowledge of any New Credit Party after due inquiry, threatened between any New Credit Party or any of their Subsidiaries and its respective employees, other than employee grievances arising in the ordinary course of business which could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect and (d) hours worked by and payment made to employees of each New Credit Party and each of their Subsidiaries comply with the Fair Labor Standards Act to the extent applicable, and each other material federal, state, local or foreign law applicable to such matters. As of the Amendment No. 8 Effective Time, neither any of the New Credit Parties nor any of their Subsidiaries is party to an employment contract.”

     (j)     Section 5.10 of the Credit Agreement is amended by adding at the end thereof the following sentence:

“As of the Amendment No. 8 Effective Time, there are no judgments outstanding against any New Credit Party or any of its Subsidiaries or affecting any property of any New Credit Party or any of its Subsidiaries, nor is there any Litigation pending, or to the best knowledge of any New Credit Party threatened, against any New Credit Party or any of its Subsidiaries which could reasonably be expected to result in any Material Adverse Effect.”

     (k)     Section 5.12 of the Credit Agreement is amended by adding at the end thereof the following paragraph:

As of the Amendment No. 8 Effective Time, the real estate listed in Supplemental Schedule 5.12 (“HT Real Estate”) constitutes all of the real property owned, leased, subleased, or used by any New Credit Party or any of its Subsidiaries. As of the Amendment No. 8 Effective Time, each of the New Credit Parties and each of its Subsidiaries owns good and marketable fee simple title to all of its material owned HT Real Estate, and valid and marketable leasehold interests in all of its leased HT Real Estate, all as described on Supplemental Schedule 5.12. Supplemental Schedule 5.12 further describes any HT Real Estate with respect to which any New Credit Party or any of its Subsidiaries is a lessor, sublessor or assignor as of the Amendment No. 8 Effective Time. Each of the New Credit Parties and each of its Subsidiaries also has good and marketable title to, or valid leasehold interests in, all of its material personal property and assets. As of the Amendment No. 8 Effective Time, none of the material properties and assets of any New Credit Party or any of its Subsidiaries are subject to any Liens other than Permitted Encumbrances, and there are no facts, circumstances or conditions known to Borrower that may result in any Liens (including Liens arising under Environmental Laws) other than Permitted Encumbrances against the properties or assets of any New Credit Party or any of its Subsidiaries. As of the Amendment No. 8 Effective Time, each of the New Credit Parties and each of its Subsidiaries has received all deeds, assignments, waivers, consents, nondisturbance and attornment or similar agreements, bills of sale and other documents, and has duly effected all recordings, filings and other actions necessary to establish, protect and perfect such New Credit Party’s or Subsidiary’s right, title and interest in and to all such material owned HT Real Estate and other material properties and assets. As of the Amendment No. 8 Effective Time, no portion of any New Credit Party’s or any of its Subsidiaries’ HT Real Estate has suffered any material damage by fire or other casualty loss that has not heretofore been repaired and restored in all material respects to its original condition or otherwise remedied. As of the Amendment No. 8 Effective Time, all material permits required to have been issued or appropriate to enable the HT Real Estate to be lawfully occupied and used for all of the purposes for which it is currently occupied and used have been lawfully issued and are in full force and effect.”

     (l)     Section 5.13 of the Credit Agreement is amended by adding at the end thereof new clause (c), which shall read in its entirety as follows:

(c) Except as set forth in Supplemental Schedule 5.13, as of the Amendment No. 8 Effective Time: (i) the HT Real Estate is free of contamination from any Hazardous Material except for such contamination that could not reasonably be expected to adversely impact the value or marketability assuming continued use as an industrial facility of such HT Real Estate and that could not reasonably be expected to result in Environmental Liabilities of the New Credit Parties or their Subsidiaries in excess of $500,000 in the aggregate; (ii) no New Credit Party and no Subsidiary of a New Credit Party has caused or suffered to occur any Release of Hazardous Materials on, at, in, under, above, to, from or about any of their HT Real Estate except for such releases that could not reasonably be expected to result in Environmental Liabilities of the New Credit Parties or their Subsidiaries in excess of $500,000 in the aggregate; (iii) the New Credit Parties and their Subsidiaries are and have been in compliance with all Environmental Laws, except for such noncompliance that could not reasonably be expected to result in Environmental Liabilities of the New Credit Parties or their Subsidiaries in excess of $500,000 in the aggregate; (iv) the New Credit Parties and their Subsidiaries have obtained, and are in compliance with, all Environmental Permits required by Environmental Laws for the operations of their respective businesses as presently conducted or as proposed to be conducted, except where the failure to so obtain or comply with such Environmental Permits could not reasonably be expected to result in Environmental Liabilities of the New Credit Parties or their Subsidiaries in excess of $500,000 in the aggregate, and all such Environmental Permits are valid, uncontested and in good standing; (v) no New Credit Party and no Subsidiary of a New Credit Party is involved in operations or knows of any facts, circumstances or conditions, including any Releases of Hazardous Materials, that are likely to result in any Environmental Liabilities of such New Credit Party or Subsidiary which could reasonably be expected to be in excess of $500,000 in the aggregate, and no New Credit Party or Subsidiary of a New Credit Party has permitted any current or former tenant or occupant of the HT Real Estate to engage in any such operations; (vi) there is no Litigation arising under or related to any Environmental Laws, Environmental Permits or Hazardous Material that seeks damages, penalties, fines, costs or expenses in excess of $500,000 in the aggregate or injunctive relief against, or that alleges criminal misconduct by any New Credit Party or any Subsidiary of a New Credit Party; (vii) no notice has been received by any New Credit Party or any Subsidiary of a New Credit Party identifying any of them as a “potentially responsible party” or requesting information under CERCLA or analogous state statutes, and to the knowledge of the New Credit Parties, there are no facts, circumstances or conditions that may result in any of the New Credit Parties or their Subsidiaries being identified as a “potentially responsible party” under CERCLA or analogous state statutes, except, in either case, as could not reasonably be expected to result in Environmental Liabilities of the New Credit Parties or their Subsidiaries in excess of $500,000 in the aggregate; and (viii) the New Credit Parties have provided to Agent copies of all material environmental reports, reviews and audits and all written information pertaining to actual or potential Environmental Liabilities, in each case relating to any of the New Credit Parties or their Subsidiaries and in their possession or under their control.”

     (m)     Section 5.14 of the Credit Agreement is amended by adding at the end thereof new clause (c) and new clause (d), which shall read in their entirety as follows:

(c) Except with respect to Multiemployer Plans, each Qualified Plan of any New Credit Party has been determined by the IRS to qualify under Section 401 of the IRC, the trusts created thereunder have been determined to be exempt from tax under the provisions of Section 501 of the IRC, and to the knowledge of the New Credit Parties, nothing has occurred that would cause the loss of such qualification or tax-exempt status. Each such Plan is in material compliance with the applicable provisions of ERISA and the IRC, including the timely filing of all reports required under the IRC or ERISA, including the statement required by 29 CFR Section 2520.104-23. Neither any New Credit Party nor ERISA Affiliate has failed to make any material contribution or pay any amount due as required by either Section 412 of the IRC or Section 302 of ERISA or the terms of any such Plan. Neither any New Credit Party nor ERISA Affiliate has engaged in a “prohibited transaction,” as defined in Section 406 of ERISA and Section 4975 of the IRC, in connection with any such Plan, that would subject any New Credit Party to a material tax on prohibited transactions imposed by Section 502(i) of ERISA or Section 4975 of the IRC.

(d) As of the Amendment No. 8 Effective Time: (i) no Title IV Plan of any New Credit Party has any Unfunded Pension Liability; (ii) no ERISA Event or event described in Section 4062(e) of ERISA with respect to any Title IV Plan has occurred or, to any Responsible Officer’s knowledge is reasonably expected to occur; (iii) there are no pending, or to the knowledge of Borrower, threatened claims (other than claims for benefits in the normal course), sanctions, actions or lawsuits, asserted or instituted against any Plan of any Credit Party or any Person as fiduciary or sponsor of any such Plan; (iv) no New Credit Party or ERISA Affiliate has incurred or, to any Responsible Officer’s knowledge reasonably expects to incur any liability as a result of a complete or partial withdrawal from a Multiemployer Plan; (v) within the last five years of the Amendment No. 8 Effective Time no Title IV Plan of any New Credit Party or ERISA Affiliate has been terminated, whether or not in a “standard termination” as that term is used in Section 404(b)(1) of ERISA, nor has any Title IV Plan of any New Credit Party or ERISA Affiliate (determined at any time within the past five years) with Unfunded Pension Liabilities been transferred outside of the “controlled group” (within the meaning of Section 4001(a)(14) of ERISA) of any New Credit Party or ERISA Affiliate; (vi) Stock of all New Credit Parties and their ERISA Affiliates makes up, in the aggregate, no more than 10% of fair market value of the assets of any such Plan measured on the basis of fair market value as of the latest valuation date of any such Plan; and (vii) no liability under any Title IV Plan of any New Credit Party has been satisfied with the purchase of a contract from an insurance company that is not rated AAA by S&P or an equivalent rating by another nationally recognized rating agency.”

     (n)     Section 5.16 of the Credit Agreement is amended by adding at the end thereof the following sentence:

“Supplemental Schedule 5.16 lists all banks and other financial institutions at which any New Credit Party maintains deposit or other accounts as of the Amendment No. 8 Effective Time, including any Disbursement Accounts, and such Schedule correctly identifies the name of each depository, the name in which the account is held, a description of the purpose of the account, and the complete account number therefor.”

     (o)     Section 5.18 of the Credit Agreement is amended by adding at the end thereof the following sentence:

“Supplemental Schedule 5.18 lists all insurance policies of any nature maintained, as of the Amendment No. 8 Effective Time, for current occurrences by each New Credit Party, as well as a summary of the key business terms of each such policy such as deductibles, coverage limits and term of policy.”

     (p)     Section 7.2(c) of the Credit Agreement is amended and restated to read in its entirety as follows:

“(c) any Advance (or the incurrence of any Letter of Credit Obligations) would exceed Borrowing Availability (except as provided in Section 1.1(a)(ii)) or (ii) the outstanding amount of the Revolving Loan would exceed the Borrowing Base less the sum of (A) Canadian Availability Block and (B) the outstanding amount of the Swing Line Loan.”

     (q)     Annex A to the Credit Agreement is hereby amended by adding the following definitions to Annex A to the Credit Agreement in their appropriate alphabetical order:

“Amendment No. 8” shall mean Amendment No. 8 to the Credit Agreement, dated as of April 18, 2007 among the Borrower, the other Credit Parties, the Agent and the Lenders.

“Amendment No. 8 Effective Time” shall have the meaning ascribed to such term in Section 4 of Amendment No. 8.

“HT Acquisition” shall of have the meaning set forth in the preamble to Amendment No. 8.

“HT Acquisition Agreement” shall have the meaning set forth in the recitals to Amendment No. 8.

“New Credit Parties” shall mean Tiki Hut Holding Company, Inc., a Florida corporation, Tanning Research Laboratories, Inc., a Florida corporation, and Hawaiian Tropic Europe, Inc., a Florida corporation.

     (r)     The definition of “Availability Block” in Annex A of the Credit Agreement is hereby deleted in its entirety;

     (s)     The definition of “Borrowing Availability” in Annex A of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“Borrowing Availability” means as of any date of determination the lesser of (i) the Maximum Amount and (ii) the Borrowing Base less Canadian Availability Block, in each case, less the sum of (a) the Revolving Loan then outstanding (including, without duplication, the outstanding balance of Letter of Credit Obligations and the Swing Line Loan then outstanding), (b) the Swing Line Loan then outstanding and (c) Reserves required by Agent in its reasonable credit judgment in accordance with this Agreement.”

     (t)     The definition of “Borrowing Base” in Annex A of the Credit Agreement is hereby amended by deleting the word “and” at the end of paragraph (f) thereof, and replacing it with a period and deleting paragraph (g) thereof in its entirety;

     (u)     The definition of “Borrowing Base” in Annex A of the Credit Agreement is hereby further amended by adding at the end thereof the following sentence:

“It is understood and agreed that the Accounts and Inventory of Hawaiian Tropic Europe, Inc., a Florida corporation (“Hawaiian Tropic”) and Tanning Research Laboratories, Inc., a Florida corporation (“Tanning Research”) shall be included in the Borrowing Base as Eligible Accounts, Eligible Inventory, Eligible In-Transit Inventory, Eligible Processor Inventory, Eligible Returned Inventory or Eligible Remnant Inventory, as the case may be, at the Agent’s discretion, with such reserves relating to such Accounts and Inventory as the Agent may establish in its discretion from time to time until such time as the Agent obtains results of the field audits of the financial affairs and the related Collateral of Tiki Hut Holding Company, Inc., a Florida corporation, Hawaiian Tropic and Tanning Research. Following the completion of such field audit, such Accounts and Inventory shall be included in the Borrowing Base as

Eligible Accounts, Eligible Inventory, Eligible In-Transit Inventory, Eligible Processor Inventory, Eligible Returned Inventory or Eligible Remnant Inventory in accordance with this Agreement. For the avoidance of doubt, the Reserves established by the Agent in connection with such field audit shall be deemed to be a reasonable exercise of Agent’s credit judgment.”

     (v)     Clause (a) of the definition of “Commitment Termination Date” in Annex A of the Credit Agreement is amended and restated to read in its entirety as follows:

“(a) February 19, 2010”

     and

     (w)     The definition of “Commitments” in Annex A of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“Commitments” means (a) as to any Lender, the aggregate of such Lender’s Revolving Loan Commitment as set forth on Annex B to Amendment No. 8 or in the most recent Assignment Agreement executed by such Lender and (b) as to all Lenders, the aggregate of all Lenders’ Revolving Loan Commitments, which aggregate commitment shall be One Hundred Fifty Million Dollars ($150,000,000) as of the Amendment No. 8 Effective Time, as such Commitments may be reduced, amortized or adjusted from time to time in accordance with the Agreement.

2. AMENDMENTS TO ANNEX B TO THE CREDIT AGREEMENT.

     Annex B to the Credit Agreement is hereby replaced by Annex B attached hereto.

3. AMENDMENT TO EXHIBITS AND SCHEDULES.

     (a)     Exhibit 4.2(d) to the Credit Agreement is hereby replaced by Exhibit 4.2(d) attached hereto.

     (b)     Supplemental Schedules 5.4(a), 5.4(b), 5.6, 5.7, 5.12, 5.16 and 5.18 attached hereto are hereby added to the Credit Agreement as Supplemental Schedules 5.4(a), 5.4(b), 5.6, 5.7, 5.12, 5.16 and 5.18 thereto, respectively.

4. CONDITIONS TO EFFECTIVENESS.

     This Amendment shall be effective at the time (the “Amendment No. 8 Effective Time”) at which:

     (a)     This Amendment shall have been duly executed and delivered by the Borrower, each other Credit Party hereto, Agent and each Lenders;

     (b)     The executed agreements, documents or other instruments set forth in the closing checklist attached hereto as Exhibit A (the “Closing Checklist”), are delivered to Agent in form, substance and manner satisfactory to the Agent; and

     (c)     Borrower shall have paid to the Agent, in immediately available funds, all other fees required to be paid on the date hereof and all reasonable costs and expenses to the extent invoiced on or prior to the date hereof.

     (d)     The HT Acquisition has been consummated in accordance with the terms set forth in the HT Acquisition Agreement.

5. REPRESENTATIONS AND WARRANTIES.

     In order to induce the Agent and the Lenders to enter into this Amendment, Borrower and each other Credit Party represents and warrants to Agent and each Lender (which representations and warranties shall survive the execution and delivery of this Amendment), that:

     (a)     the execution, delivery and performance by each Credit Party of this Amendment has been duly authorized by all necessary corporate action and this Amendment is a legal, valid and binding obligation of such Credit Party enforceable against such Credit Party in accordance with its terms;

     (b)     upon the effectiveness of this Amendment, all of the representations and warranties contained in the Credit Agreement and in the other Loan Documents (other than those which speak expressly only as of an earlier date) are true and correct in all material respects on and as of the date of the effectiveness of this Amendment after giving effect to this Amendment and the transactions contemplated hereby;

     (c)     Neither the execution, delivery and performance of this Amendment by each Credit Party nor the consummation of the transactions contemplated hereby does or shall contravene, result in a breach of, or violate (i) any provision of such Credit Party’s certificate or articles of incorporation or bylaws, (iii) any law or regulation, or any order or decree of any court or government instrumentality, or (iii) any indenture, mortgage, deed of trust, lease, agreement or other instrument to which such Credit Party or any of its Subsidiaries is a party or by which such Credit Party or any of its Subsidiaries or any of their property is bound, except in any such case to the extent such conflict or breach has been waived by a written waiver document, a copy of which has been delivered to Agent on or before the date hereof or which could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect; and

     (d)     no Default or Event of Default exists or will result after giving effect to this Amendment and the transactions contemplated hereby.

6. MISCELLANEOUS.

6.1 Effect; Ratification.

     (a)     Except as specifically set forth above, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

     (b)     The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Agent or any Lender under the Credit Agreement or any other Loan Document, nor constitute amendment of any provision of the Credit Agreement or any other Loan Document, except as specifically set forth herein. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of similar import shall mean and be a reference to the Credit Agreement as amended hereby.

     (c)      Each Credit Party acknowledges and agrees that the amendments set forth herein are effective solely for the purposes set forth herein and that the execution and delivery by Agent and Lenders of this Amendment shall not be deemed (i) except as expressly provided in this Amendment, to be a consent to any amendment, waiver or modification of any term or condition of the Credit Agreement or of any other Loan Document, (ii) to create a course of dealing or otherwise obligate Agent or Lenders to forbear, waive, consent or execute similar amendments under the same or similar circumstances in the future, or (iii) to amend, prejudice, relinquish or impair any right of Agent or Lenders to receive any indemnity or similar payment from any Person or entity as a result of any matter arising from or relating to this Amendment.

6.2 Counterparts and Signatures by Fax.

     This Amendment may be executed in any number of counterparts, each such counterpart constituting an original but all together one and the same instrument. Any party delivering an executed counterpart of this Amendment by fax shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability or binding effect of this Amendment.

6.3 Severability.

     In case any provision in or obligation under this Amendment shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

6.4 Loan Document.

     This Amendment shall constitute a Loan Document.

6.5 Costs And Expenses.

     As provided in Section 1.3(e) of the Credit Agreement, Borrower agree to reimburse Agent for all reasonable and documented out-of-pocket fees, costs and expenses, including the fees, costs and expenses of counsel or other advisors for advice, assistance, or other representation in connection with this Amendment (it being understood and agreed that the documentation of counsel’s fees and expenses may omit information that such counsel reasonably deems privileged).

6.6 Reaffirmation.

     Each of the Credit Parties signatory hereto as Guarantor hereby acknowledges and reaffirms all of its obligations and undertakings under each of the Loan Documents to which it is a party and acknowledges and agrees that subsequent to, and after taking account of the provisions of this Amendment, each such Loan Document is and shall remain in full force and effect in accordance with the terms thereof.

6.7 GOVERNING LAW.

     THIS AMENDMENT SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

[Signature Pages Follow]

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

PLAYTEX PRODUCTS, INC.
PLAYTEX SALES & SERVICES, INC.
PLAYTEX MANUFACTURING, INC.
PLAYTEX INVESTMENT CORP.
PLAYTEX INTERNATIONAL CORP.
TH MARKETING CORP.
SMILE-TOTE, INC.
SUN PHARMACEUTICALS CORP.
PERSONAL CARE GROUP, INC.
PERSONAL CARE HOLDINGS, INC.
CAREWELL INDUSTRIES, INC.
TIKI HUT HOLDING COMPANY, INC.
TANNING RESEARCH LABORATORIES, INC.
HAWAIIAN TROPIC EUROPE, INC.

By:	/s/ PAUL E. YESTRUMSKAS
Name: Paul E. Yestrumskas
Title: Secretary

[Signature Page to Amendment No. 8 to Credit Agreement]

GENERAL ELECTRIC CAPITAL
CORPORATION, as Agent and a Lender

Name:	/s/ BETH TROYER
Its Duly Authorized Signatory

[Signature Page to Amendment No. 8 to Credit Agreement]